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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

Master Focus Twenty Trust:

We consent to the use in the Registration Statement on Form N-1A of our report dated December 20, 1999 and to the incorporation by reference to us under the caption "Investment Advisory and Other Services" from the section "General Information" in Pre-Effective Amendment No. 2 to the Registration Statement for Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775).

Deloitte & Touche LLP
Princeton, New Jersey
December 20, 1999